Exhibit 99.2

X4 Pharmaceuticals Prices $65 Million Public Offering of Common Stock and Class B Warrants

Cambridge, MA — November 26, 2019 — X4 Pharmaceuticals, Inc. (Nasdaq: XFOR), a clinical-stage biopharmaceutical company focused on the research, development and commercialization of novel therapeutics for the treatment of rare diseases, announced today the pricing of its previously announced underwritten public offering of 3,666,667 shares of its common stock and, in lieu of common stock, pre-funded warrants to purchase 1,750,000 shares of common stock, and accompanying Class B warrants to purchase 5,416,667 shares of its common stock (or, for investors who so choose, pre-funded warrants to purchase shares of common stock) at a price to the public of $12.00 per share and accompanying Class B warrant (or $11.999 per pre-funded warrant and accompanying Class B warrant). X4’s gross proceeds from this offering are expected to be approximately $65.0 million, before deducting underwriting discounts and estimated offering expenses. All of the securities in the offering are being sold by X4. The offering is expected to close on or about November 29, 2019, subject to customary closing conditions.

Cowen and Stifel are acting as joint book-running managers for the offering. Canaccord Genuity and Oppenheimer & Co. are acting as lead managers, and H.C. Wainwright & Co. and Roth Capital Partners are acting as managers for the offering.

The offering is being made only by means of a written prospectus and related prospectus supplement forming part of a shelf registration statement on Form S-3 that was originally filed with the Securities and Exchange Commission (SEC) on August 9, 2019 and declared effective by the SEC on August 29, 2019. The preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on November 25, 2019. The final prospectus supplement and accompanying prospectus will be filed with the SEC and will be available at the SEC’s website located at www.sec.gov, copies of which may be obtained, when available, from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926, and from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by telephone at 415-364-2720 or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About X4 Pharmaceuticals

X4 Pharmaceuticals is developing novel therapeutics designed to improve immune cell trafficking to treat rare diseases, including primary immunodeficiencies and certain cancers. The company’s oral small molecule drug candidates antagonize the CXCR4 pathway, which plays a central role in immune surveillance. X4’s most advanced product candidate, mavorixafor (X4P-001), is in a global Phase 3 pivotal trial in patients with WHIM syndrome, a rare, inherited, primary immunodeficiency disease, and is currently also under investigation in combination with axitinib in an open-label Phase 1/2 clinical trial in clear cell renal cell carcinoma (ccRCC), with several patients remaining on therapy over 12 months beyond the primary endpoint. X4 is further investigating mavorixafor in a Phase 1b clinical trial for the treatment of Severe Congenital Neutropenia (SCN). X4 is also planning to commence a clinical trial of mavorixafor with ibrutinib for the treatment of Waldenström’s macroglobulinemia (WM) in December 2019. X4 was founded and is led by a team with extensive biopharmaceutical product development and commercialization expertise and is committed to advancing the development of innovative medicines on behalf of patients with limited treatment options. X4 is a global company that is headquartered in Cambridge, Massachusetts with research offices based in Vienna, Austria.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding the completion of the proposed public offering. These statements are subject to various risks and uncertainties, actual results could differ materially from those projected and X4 cautions investors not to place undue reliance on the forward-looking statements in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that X4 will be able to complete the public offering on the anticipated terms and on the anticipated closing date, or at all. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in X4’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as updated by X4’s Current Report on Form 8-K filed with the SEC on April 11, 2019, and in other filings X4 makes with the SEC from time to time. X4 undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Investors and Media:

Candice Ellis, 857-341-1043

Director, Corporate Communications & Investor Relations

Candice.ellis@x4pharma.com